UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 28, 2015

DEX MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-35895	13-2740040
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure in Item 5.07 is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2015, Dex Media, Inc. (the “Company” or “Dex Media”) held its annual meeting of stockholders (“Annual Meeting”). At the Annual Meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2015 (the “Proxy Statement”). The number of shares present in person or by proxy at the Annual Meeting was 15,135,219, representing 85.88% of the 17,621,932 shares issued and outstanding that were entitled to vote on April 6, 2015, the record date for the Annual Meeting. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal 1. The proposal to elect eight directors for a one-year term expiring at the 2016 annual meeting of stockholders. Messrs. Jonathan B. Bulkeley, W. Kirk Liddell, Alan F. Schultz, John Slater, Douglas D. Wheat and Joseph A. Walsh were elected based on the following votes:

Director	Votes “FOR”	Votes “Against”	Abstentions	Broker Non- Votes
Jonathan B. Bulkeley	7,003,822	1,217,984	414,848	6,498,565
Thomas D. Gardner	3,869,637	4,352,209	414,808	6,498,565
W. Kirk Liddell	4,665,136	3,556,711	414,807	6,498,565
Thomas S. Rogers	3,871,037	4,350,816	414,801	6,498,565
Alan F. Schultz	7,581,227	640,620	414,807	6,498,565
John Slater	7,574,010	647,836	414,808	6,498,565
Douglas D. Wheat	7,581,639	640,200	414,815	6,498,565
Joseph A. Walsh	7,589,858	632,440	414,356	6,498,565

Messrs. Thomas D. Gardner and Thomas S. Rogers received more votes “against” than votes “for” their election to the Board of Directors of the Company (the “Board”). Pursuant to the Company’s Bylaws, each of Messrs. Gardner and Rogers tendered his resignation to the Board.  Under the Company’s Bylaws the Board must, after receiving a recommendation from the Corporate Governance Committee of the Board, decide whether to accept or reject the resignations. The Corporate Governance Committee met and considered the resignations in light of the best interests of the Company and its stakeholders.  Among other things, the Committee considered Messrs. Gardner’s and Rogers’ length of service and qualifications, their contributions to the Company and familiarity with the Company’s business and operations, their participation at the Board meetings and commitment to the success of the Company, the mix of skills and backgrounds of the Board members, the consequences to the Company and the Board if Messrs. Gardner and Rogers were to leave the Board, and the reasons why Messrs. Gardner and Rogers received more “against” votes than “for” votes.

After careful consideration, the Corporate Governance Committee made a recommendation to the Board to not accept Messrs. Gardner’s and Rogers’ offers of resignation. After consideration of the Corporate Governance Committee’s recommendation and after further deliberations, the independent members of the Board of Directors determined unanimously that it would not be in the best interests of the Company and its stakeholders to accept Messrs. Gardner’s and Rogers’ resignations. Messrs. Gardner and Rogers did not participate in the Board’s and the Corporate Governance Committee’s deliberations.  Since Messrs. Gardner’s and Rogers’ resignations offered in accordance with the Company’s Bylaws were not accepted, Messrs. Gardner’s and Rogers’ terms will continue until the 2016 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Proposal 2. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement was not approved based on the following votes:

Votes “FOR”	Votes “Against”	Abstentions	Broker Non-Votes
3,146,112	5,079,317	411,225	6,498,565

Proposal 3. The proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2015, was approved based on the following votes:

Votes “FOR”	Votes “Against”	Abstentions
13,519,793	1,171,155	444,271

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.

	By:	/s/ Raymond R. Ferrell
		Name:	Raymond R. Ferrell
		Title:	Executive Vice President —
General Counsel and Corporate Secretary

Date: June 3, 2015